Exhibit 10.1

CENTRAL BANCOMPANY, INC.
RESTRICTED STOCK PLAN

CENTRAL BANCOMPANY, INC.
RESTRICTED STOCK PLAN

TABLE OF CONTENTS

Page

Section 1. DEFINITIONS		1

1.1	Definitions	1

Section 2. THE RESTRICTED STOCK PLAN		3

2.1	Purpose of the Plan	3

2.2	Stock Subject to the Plan	3

2.3	Administration of the Plan	3

2.4	Eligibility and Limits	3

Section 3. TERMS OF STOCK AWARDS		4

3.1	Terms and Conditions of All Stock Awards	4

3.2	Treatment of Awards Upon Termination of Employment or Service	4

Section 4. RESTRICTIONS ON STOCK		5

4.1	Escrow of Shares	5

4.2	Restrictions on Transfer	5

4.3	Right of Repurchase	5

4.4	Right of First Refusal	6

4.5	Removal of Restrictions	6

Section 5. GENERAL PROVISIONS		6

5.1	Withholding	6

5.2	Changes in Capitalization; Merger; Liquidation	6

5.3	Right to Terminate Relationship	7

5.4	Non-Alienation of Benefits	7

5.5	Restrictions on Delivery and Sale of Shares; Legends	7

5.6	Listing and Legal Compliance	8

5.7	Termination and Amendment of the Plan	8

5.8	Choice of Law	8

5.9	Effective Date	8

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CENTRAL BANCOMPANY, INC.
RESTRICTED STOCK PLAN

Section 1. DEFINITIONS

1.1           Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)           “Affiliate” shall mean any entity which controls, is controlled by, or is under common control with another entity. For this purpose, “control” means ownership of more than fifty percent (50%) of the ordinary voting power of the outstanding equity securities of an entity.

(b)           “Board of Directors” means the board of directors of the Company.

(c)           “Change of Control” shall mean a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company, as determined under Treasury Regulation Section 1.409A-3(i)(5); provided, however, that for purposes of determining a “substantial portion of the assets of the corporation”, “eighty percent (80%)” shall be used instead of “forty percent (40%)”. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of this Agreement (i) by reason of any actions or events in which the Participant participates in a capacity other than in the Participant’s capacity as an employee, except in the case of an employee’s exercise of voting rights as a shareholder of the Company; or (ii) by reason of the termination of that certain Central Bancompany Voting Trust, established pursuant to a trust agreement dated as of January 31, 1989, as the same may be amended from time to time.

(d)           “Code” means the Internal Revenue Code of 1986, as amended, and relevant rules and regulations promulgated thereunder.

(e)           “Company” means Central Bancompany, Inc., a Missouri corporation and any successor thereto.

(f)            “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or any of its Affiliates in which the Participant participates. If no long-term disability plan or policy was ever maintained on behalf of the Participant, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Board of Directors and will be supported by advice of a physician competent in the area to which such Disability relates.

(g)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(h)           “Fair Market Value” means the value of a share of Stock as of a date, determined as follows:

(i)            if the shares of Stock are readily tradable or reported on an established securities market, Fair Market Value of the Stock may be determined using a weighted average selling price during a specified period that is within thirty (30) days before or thirty (30) days after the applicable determination date, as determined by the Board of Directors in its sole discretion, or any other reasonable method using actual transactions in the Stock as reported by such market or system; or

(ii)           if the shares of Common Stock are not readily tradable or reported on an established securities market, Fair Market Value shall be reasonably determined by the Board of Directors in its sole discretion.

An “established securities market” includes a national securities exchange that is registered under Section 6 of the Exchange Act; a foreign national securities exchange which is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market. For purposes of Clause (ii) above, the use of a value previously calculated under a reasonable valuation method is not reasonable as of a later date if such calculation fails to reflect information available after the date of the calculation that may materially affect the value of the Company or if the value was calculated with respect to a date that is more than twelve (12) months earlier than the date for which the valuation is being used.

(i)            “Participant” means an individual who receives a Stock Award hereunder.

(j)            “Plan” means the Central Bancompany, Inc. Restricted Stock Plan.

(k)           “Stock” means the Company’s Class B common stock.

(l)            “Stock Award” means a stock award described in Section 3.1.

(m)          “Stock Award Agreement” means an agreement between the Company and a Participant or other documentation evidencing a Stock Award.

(n)           “Termination of Employment” means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Board of Directors will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

Section 2. THE RESTRICTED STOCK PLAN

2.1           Purpose of the Plan. The Plan is intended to (a) provide incentive to employees of the Company or its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees by providing them with a means to acquire a proprietary interest in the Company; and (c) provide a means of obtaining, rewarding and retaining employees of the Company and its Affiliates.

2.2           Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, Fifty Thousand (50,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Awards. The shares of Stock attributable to the nonvested portion of any Stock Award that is forfeited or cancelled for any reason without becoming vested will again be available for grant under the Plan. At no time may the Company have outstanding under the Plan shares of Stock issued in respect of Stock Awards under the Plan in excess of the Maximum Plan Shares.

2.3           Administration of the Plan.

(a)           The Plan is administered by the Board of Directors, or at the election of the Board of Directors, one or more committees appointed by the Board of Directors, which committees may or may not include officers of the Company or its Affiliates. Any such committee shall have the authority and be responsible for the functions as may be delegated to it by the Board of Directors from time to time and any reference to the Board of Directors in the Plan shall be construed as a reference to such committee with respect to functions delegated to the committee. If no committee is appointed, the Plan will be administered by the full Board of Directors.

(b)           The Board of Directors has full authority in its discretion to determine the employees of the Company and its Affiliates to whom Stock Awards will be granted and the terms and provisions of Stock Awards, subject to the Plan. Subject to the provisions of the Plan, the Board of Directors has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Board of Directors’ determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Board of Directors’ decisions are final and binding on all Participants.

2.4           Eligibility and Limits. Stock Awards may be granted only to employees of the Company or any Affiliate.

Section 3. TERMS OF STOCK AWARDS

3.1           Terms and Conditions of All Stock Awards.

(a)           A Stock Award shall entitle a Participant to receive a designated number of shares of Stock set forth in the Stock Award Agreement. At the time of grant, the Board of Directors will determine the number of shares of Stock as to which a Stock Award may be granted, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. The Board of Directors may require a payment from the Participant in an amount less than, or equal to the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of any payment.

(b)           Each Stock Award will be evidenced by a Stock Award Agreement in such form and containing such terms, conditions and restrictions as the Board of Directors may determine to be appropriate, including, without limitation, performance goals that must be achieved as a condition to vesting and other restrictions as the Board of Directors may determine to be appropriate. Each Stock Award Agreement is subject to the terms of the Plan and any provisions contained in the Stock Award Agreement that are inconsistent with the Plan are null and void. The certificate representing shares of Stock subject to a Stock Award will bear evidence of any restrictions or conditions established by the Board of Directors.

(c)           The date a Stock Award is granted will be the date on which the Board of Directors or its delegate has approved the terms and conditions of the Stock Award and has determined the recipient of the Stock Award and the number of shares covered by the Stock Award, and has taken all such other actions necessary to complete the grant of the Stock Award.

(d)           After the date of grant of an Award, the Board of Directors may, in its sole discretion, waive, modify or amend the terms and conditions of a Stock Award (including without limitation, accelerating vesting) or terminate a Stock Award, except to the extent that such alteration would be inconsistent with other provisions of the Plan or would, without the Participant’s consent, adversely affect the rights of a Participant under the Stock Award in a manner not permitted by the Plan; provided, however, that no such consent shall be required if the Board of Directors determines in its sole discretion that such alteration either (i) is required or advisable for the Company, the Plan or a Stock Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

3.2           Treatment of Awards Upon Termination of Employment or Service. Any Stock Award held under this Plan by a Participant who has experienced a Termination of Employment or other termination of service may be cancelled, accelerated or continued, as provided in the applicable Stock Award Agreement or, in the absence of such provision, as the Board of Directors may determine. The portion of any Stock Award accelerated or continued may be adjusted by the Board of Directors to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or other service or such other factors as the Board of Directors determines are relevant to its decision to continue the award.

Section 4. RESTRICTIONS ON STOCK

4.1           Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Award Agreement so provides, the shares of Stock will be held by a custodian designated by the Board of Directors (the “Custodian”). Each applicable Stock Award Agreement providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Award Agreement, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Award Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Award Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Stock Award Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Award Agreement and shall then be delivered with the shares of Stock to the Participant or to the Company (with or without interest as determined by the Board of Directors), as applicable.

4.2           Restrictions on Transfer. Stock Awards that are subject to forfeiture, as determined by the Board of Directors and specified in the applicable Stock Award Agreement, are not transferable. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to vested Stock Awards under the Plan except as provided in the Plan or the applicable Stock Award Agreement. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Award Agreement will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Award Agreement, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Award Agreement.

4.3           Right of Repurchase. A Stock Award may include a provision whereby the Company may elect to repurchase all or any part of the shares of Stock acquired by the Participant. The terms of any repurchase option shall be specified in the Stock Award Agreement. Unless otherwise determined by the Board of Directors and subject to compliance with applicable laws, the repurchase price for vested shares of Stock will be the Fair Market Value of the Shares on the date of repurchase. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Stock Award as a liability for financial accounting purposes) have elapsed following delivery of the shares of Stock subject to the Stock Award, unless otherwise specifically provided by the Board of Directors. The Board of Directors reserves the right to assign the Company’s right of repurchase.

4.4           Right of First Refusal. A Stock Award Agreement may include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the shares of Stock received under the Stock Award. The Board of Directors reserves the right to assign the Company’s right of first refusal.

4.5           Removal of Restrictions. The Board of Directors shall have the authority, at any time, to remove any or all of the restrictions on the shares of Stock received in a Stock Award, including, without limitation, whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Stock is granted, such action is appropriate.

Section 5. GENERAL PROVISIONS

5.1           Withholding. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall require the recipient to remit to the Company an amount sufficient to satisfy the minimum statutory federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the tax withholding obligation in cash, or, if the applicable Stock Award Agreement provides, a Participant may be permitted, or may be required, to have the tax withholding arising from exercise or payment of the Stock Award satisfied by having the number of shares of Stock the Participant is to receive reduced by, or with respect to a Stock Award, by tendering back to the Company, a number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy the tax withholding obligation (after taking into account any withholding in cash required because only whole shares of Stock can be withheld or tendered), at tax withholding rates determined by the Company to be required, or in the Company’s sole discretion, permitted, but not in excess of the maximum statutory tax rates in the applicable jurisdiction.

5.2           Changes in Capitalization; Merger; Liquidation.

(a)           The number of shares of Stock reserved for the grant of Stock Awards and the number of shares of Stock subject to Stock Awards shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

(b)           In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change of Control, the Board of Directors may make such adjustments with respect to Stock Awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new Stock Awards, or the adjustment of outstanding Stock Awards, the acceleration of Stock Awards, the removal of restrictions on outstanding Stock Awards, or the termination of outstanding Stock Awards in exchange for the cash value determined in good faith by the Board of Directors of the vested and/or unvested portion of each Stock Award. Any adjustment pursuant to this Section 5.2 may provide, in the Board of Directors’ discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Award.

(c)           The existence of the Plan and the Stock Awards granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3           Right to Terminate Relationship. Nothing in the Plan or in any Stock Award confers upon any Participant the right to continue as an employee, officer, director or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.4           Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.5           Restrictions on Delivery and Sale of Shares; Legends. Each Stock Award is subject to the condition that if at any time the Board of Directors, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Awards then outstanding, the Board of Directors may require, as a condition to any other delivery of Stock pursuant to a Stock Award, that the Participant or other recipient of a Stock Award represent, in writing, that the shares received pursuant to the Stock Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.6           Listing and Legal Compliance. The Board of Directors may suspend the delivery of shares issued in connection with any Stock Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Board of Directors.

5.7           Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Award may adversely affect the rights of the Participant under such Stock Award.

5.8           Choice of Law. The laws of the State of Missouri shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.9           Effective Date. The Plan shall become effective upon the date the Plan is approved by the Board of Directors.

CENTRAL BANCOMPANY, INC.

By:

Title:

ADDITIONAL TERMS AND CONDITIONS OF
CENTRAL BANCOMPANY, INC.
RESTRICTED STOCK AWARD

1.             Condition to Delivery of Restricted Shares.

(a)           Employee must deliver to the Company, within two (2) business days after the earlier of: (i) the date on which any Restricted Shares become Vested Shares (the “Vesting Date”), or (ii) the date the Employee makes an election pursuant to Section 83(b) of the Internal Revenue Code as to all or any portion of the Restricted Shares, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the vesting of the Restricted Shares, or the making of an election pursuant to Section 83(b) of the Internal Revenue Code, as applicable, except as provided in Section 1(b).

(b)           If the Employee does not make an election pursuant to Section 83(b) of the Internal Revenue Code, in lieu of paying the withholding tax obligations in cash or by certified check as required by Section 1(a), Employee may elect (the “Withholding Election”) to have the actual number of shares of Class B Common Stock that become Vested Shares reduced by the smallest number of whole shares of Class B Common Stock which, when multiplied by the Fair Market Value of the Class B Common Stock, determined as of the applicable Vesting Date, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the Restricted Shares on the applicable Vesting Date. Employee may make a Withholding Election only if all of the following conditions are met:

(i)            the Withholding Election must be made on or prior to the Vesting Date by executing and delivering td the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto; and

(ii)           any Withholding Election made will be irrevocable; however, the Human Resources Committee of the Board of Directors of the Company (the “Committee”) may, in its sole discretion, disapprove and give no effect to any Withholding Election.

(c)           If (i) the Employee does not make an election pursuant to Section 83(b) of the Internal Revenue Code, (ii) the shares of Class B Common Stock are being traded by brokers and (iii) the Employee is not a “director” or “executive officer”, within the meaning of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002) (the “Exchange Act”), then, in lieu of paying the withholding tax obligations in cash or by certified check as required by Section 1(a) at the time tax withholding obligations become due, at the request of the Employee, the Committee may make, or authorize the making of, such arrangements with the Employee and a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) acting on behalf of the Employee for the receipt from such broker, dealer or other “creditor” of cash by the Company in an amount necessary to satisfy the Employee’s tax withholding obligations in exchange for delivery of a number of Vested Shares directly to the broker, dealer or other “creditor” having a value equal to the cash delivered.

(d)           Unless and until the Employee provides for the payment of the tax withholding obligations in accordance with the provisions of this Section 1, the Company shall have no obligation to deliver any of the Vested Shares and may take any other actions necessary to satisfy such obligations, including withholding of appropriate sums from other amounts payable to the Employee. A failure on the part of the Employee to provide for the satisfaction of the tax withholding obligations promptly shall result in a forfeiture of the Restricted Shares.

(e)           Acknowledgement by Employee of Tax Election Opportunity. Employee acknowledges that the award of the Restricted Shares constitutes a transfer of property for federal income tax purposes under Section 83 of the Internal Revenue Code and that the Employee shall have the sole responsibility for determining whether to elect early income tax treatment by making an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code and the sole responsibility for effecting any such election in an appropriate and on a timely basis; provided, however, that if Employee makes an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code, Employee is required to provide a copy of such election to the Company within ten (10) days of making such election or all Restricted Shares shall be forfeited.

2.              Issuance of Restricted Shares.

(a)           The Company shall issue the Restricted Shares as of the Grant Date in either manner described below, as determined by the Committee in its sole discretion:

(i)            by the issuance of share certificate(s) evidencing Restricted Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Committee or the Secretary (the “Share Custodian”); or

(ii)           by documenting the issuance in uncertificated or book entry form on the Company’s stock records.

Evidence of the Restricted Shares either in the form of share certificate(s) or book entry, as the case may be, shall be held by the Company or Share Custodian, as applicable, until the Restricted Shares become Vested Shares in accordance with the Vesting Schedule or, if applicable, until forfeited.

(b)           If the shares of Class B Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Employee is determined by the Committee to be an “affiliate” of the Company, as such term is defined in Rule 144 (“Rule 144”) under the Securities Act, the Restricted Shares (and the Vested Shares resulting therefrom) shall be evidenced only by physical share certificates.

(c)           When the Restricted Shares become Vested Shares, the Company or the Share Custodian, as the case may be, shall deliver the Vested Shares to the Employee or, at the Company’s election, to a broker designated by the Company (the “Designated Broker”) by either physical delivery of the share certificate(s) or book entry transfer, as applicable, for the benefit of an account established in the name of the Employee, in either case, after, to the extent applicable, payment by the Employee of the tax withholding obligations pursuant to Section 1(a) and/or reduced by any Vested Shares withheld and returned to the Company pursuant to Section 1(b) above or delivered to a broker, dealer or other “creditor” as contemplated by Section 1(c) above (such reduced number of Vested Shares are referred to in this Section 2(c) as the “Net Vested Shares”). If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Employee, and the Company shall pay the Employee the amount determined by the Company to be the estimated fair market value therefor. At any time after receipt by the Designated Broker, the Employee may require that the Designated Broker deliver the Net Vested Shares to the Employee pursuant to such arrangements or agreements as may exist between the Designated Broker and the Employee.

(d)           In the event that the Employee forfeits any of the Restricted Shares, the Company shall cancel the issuance on its stock records and, if applicable, the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.

(e)           Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Employee. The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Restricted Shares are delivered to the Employee (and, if applicable, Designated Broker) as Vested Shares or are returned to the Company as forfeited Restricted Shares or as Vested Shares withheld and returned to the Company pursuant to Section 1(b), as provided by the applicable terms of this Award.

(f)           Unless and until the Restricted Shares are forfeited, the Employee shall be entitled to all rights respecting Restricted Shares (and, to the extent applicable, Vested Shares) applicable to holders of shares of Class B Common Stock including, without limitation, the right to vote such shares, if any, and to receive dividends or other distributions thereon as provided by Section 3, except as otherwise expressly provided in this Award.

(g)           In the event the number of shares of Class B Common Stock is increased or reduced as a result of a subdivision or combination of shares of Class B Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Class B Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Employee agrees that any certificate representing shares of Class B Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian or recorded in book entry form, as applicable, and shall be subject to all of the provisions of this Award as if initially granted hereunder.

3.              Dividends. The Employee shall be entitled to dividends or other distributions paid or made on Restricted Shares but only as and when the Restricted Shares to which the dividends or other distributions are attributable become Vested Shares. Dividends paid on Restricted Shares will be held by the Company and transferred to the Employee, without interest, on such date as the Restricted Shares become Vested Shares. Dividends or other distributions paid on Restricted Shares that are forfeited shall be retained by the Company.

4.              Restrictions on Transfer of Restricted Shares.

(a)           General Restrictions. Except as provided by this Award, the Employee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares. Any such disposition not made in accordance with this Award shall be deemed null and void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with this Award, and any Restricted Shares so transferred will continue to be hound by this Award. The Employee (and any subsequent holder of Restricted Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares except pursuant to the provisions of this Award. Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares in violation of any provision of this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of such Restricted Shares as the owner or pledgee of such Restricted Shares for any purpose.

(b)           Certain Permitted Transfers. The restrictions contained in this Section 4 will not apply with respect to transfers of the Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 4 will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferee(s) of such Restricted Shares must agree in writing to be bound by the provisions of this Award.

5.              Legends Evidencing Restrictions on Transfer.

(a)           Certificates evidencing the Restricted Shares shall have noted conspicuously on the certificate a legend required under applicable securities laws and reflecting the transfer restrictions set forth herein in addition to any other legend(s) as the Company deems appropriate and the Employee shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend(s). Such legend(s) may include the following:

TRANSFER IS RESTRICTED

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT, THE STATE ACTS AND ANY OTHER APPLICABLE. SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS.

(b)           In addition to any legends required under applicable securities laws, the certificates representing the Restricted Shares shall be endorsed with the following legend and the Employee shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO ANY PERMITTED TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AWARD, DATED___________ ____, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(c)            Opinion of Counsel. No holder of Restricted Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in such Restricted Shares, except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that fully complies with Rule 144, to the extent applicable, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

6.             Change in Capitalization.

(a)           The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class B Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Class B Common Stock to holders of outstanding shares of Class B Common Stock or any other increase or decrease in the number of shares of Class B Common Stock outstanding effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment.

(b)           In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Class B Common Stock, a change in control or similar transaction, an appropriate adjustment may be made with respect to the Restricted Shares such that other securities, cash or other property may be substituted for the Class B Common Stock held by Share Custodian or recorded in book entry form pursuant to this Award.

(c)           All determinations and adjustments made by the Committee pursuant to this Section will be final and binding on the Employee.

(d)           The existence of the Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Class 13 Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.              Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Missouri; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Employee resides, and/or any other applicable securities laws.

8.              Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.              Notice. All notices, requests, waivers and other communications required or permitted hereunder shall be in writing and shall be either personally delivered, sent by facsimile or by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

If to the Company:               Central Bancompany, Inc.
238 Madison Street
Jefferson City, Missouri 65101

If to the Employee:              As reflected in the then current personnel records of the Company or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. All such notices, requests, waivers and other communications shall be deemed to have been effectively given: (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five (5) business days after deposit in the United States Mail postage prepaid by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case such notice, request, waiver or other communication shall be effectively given upon receipt) and addressed to the party to be notified as set forth above; or (d) two (2) business days after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its or his notice address given above by giving the other party ten (10) days’ written notice of the new address in the manner set forth above.

10.            Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.            Entire Agreement. This Award expresses the entire understanding and agreement of the parties with respect to the subject matter. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12.            Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in Section 16.

13.            Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

14.            No Right to Continued Employment. The grant of the Award made pursuant to this Award shall not be construed as giving Employee the right to any continued service relationship with the Company or any Affiliate.

15.            Compliance with Applicable Law. This Award is intended to comply with all applicable Federal, state, and local laws, rules, and regulations.

16.            Special Definitions. For purposes of this Award, the capitalized terms below shall have the meanings as hereinafter ascribed to them:

(a)           “Affiliate(s)” shall mean any entity which controls, is controlled by, or is under common control with another entity. For this purpose, “control” means ownership of more than fifty percent (50%) of the ordinary voting power of the outstanding equity securities of an entity.

(b)           “Change in Control” shall mean a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company, as determined under Treasury Regulation Section 1.409A-3(i)(5); provided, however, that for purposes of determining a “substantial portion of the assets of the corporation”, “eighty percent (80%)” shall be used instead of “forty percent (40%)”. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of this Agreement (i) by reason of any actions or events in which the Employee participates in a capacity other than in the Employee’s capacity as an employee; or (ii) by reason of the termination of that certain Central Bancompany Voting Trust, established pursuant to a trust agreement dated as of January 31, 1989.

(c)           “Fair Market Value” means the value of a share of Class B Common Stock as of a date, determined as follows:

(i)            if the shares of Class B Common Stock are readily tradable or reported on an established securities market, Fair Market Value of the Class B Common Stock may be determined using an average selling price during a specified period that is within thirty (30) days before or thirty (30) days after the applicable determination date, as determined by the Board of Directors of the Company in its sole discretion, or any other reasonable method using actual transactions in the Class B Common Stock as reported by such market or system; or

(ii)           if the shares of Class B Common Stock are not readily tradable or reported on an established securities market, Fair Market Value shall be reasonably determined by the Board of Directors of the Company in its sole discretion.

An “established securities market” includes a national securities exchange which is registered under Section 6 of the Exchange Act; a foreign national securities exchange which is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market. For purposes of Clause (ii) above, the use of a value previously calculated under a reasonable valuation method is not reasonable as of a later date if such calculation fails to reflect information available after the date of the calculation that may materially affect the value of the Company or if the value was calculated with respect to a date that is more than twelve (12) months earlier than the date for which the valuation is being used.

(d)           “Termination of Employment” means the termination of the employment relationship between the Employee and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Employee for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects the Award.